                                                                    Exhibit 99.1



Contact:          Joseph F. Pesce, CFO
                  Concentra Managed Care, Inc.
                  (617) 367-2163, Ext. 5101



              CONCENTRA MANAGED CARE REPORTS THIRD QUARTER RESULTS

                                 ---------------

                   BOARD OF DIRECTORS FORMS SPECIAL COMMITTEE
                       TO EVALUATE STRATEGIC ALTERNATIVES

         BOSTON, Mass. (October 29, 1998) - Concentra Managed Care, Inc. (Nasdaq/NM: CCMC) today announced higher revenues and improved earnings for the third quarter and first nine months of 1998, compared with year-earlier periods.

         Revenues for the third quarter ended September 30, 1998, increased 21% to $158,902,000 from $131,212,000 in the same period last year. Operating income for the quarter totaled $25,029,000 compared with $22,202,000 last year. Net income for the third quarter was $12,445,000 or $0.26 per diluted share versus pro forma net income of $11,492,000 or $0.25 per diluted share in the year-earlier period.

         For the nine months of 1998, revenues increased 29% to $463,330,000 from $359,082,000 for the year-to-date period in 1997. Operating income for the first nine months increased 38% to $74,621,000 compared with $53,897,000 last year. Net income for the year-to-date period grew 32% to $37,053,000 or $0.78 per diluted share versus pro forma net income of $28,012,000 or $0.61 per diluted share in the same period last year.

         The results described above for the first nine months of 1998 do not include a non-recurring charge of $12,600,000 ($9,600,000 after-tax or $0.20 per diluted share) taken in the first quarter of 1998 for fees, expenses and restructuring charges primarily associated with the February 1998 acquisition of Preferred Payment Systems. Similarly, the results for the third quarter and first nine months of 1997 do not include a non-recurring charge of $38,625,000 ($29,040,000 after-tax) related to the August 1997 merger of Concentra's predecessor companies.

         "While Concentra's financial results for the third quarter demonstrate an improvement over the comparable period last year, we are disappointed that the Company fell short of management's expectations for revenues and profitability in the third quarter," said Daniel J. Thomas, President and Interim Chief Executive Officer



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CCMC Announces Third Quarter Results
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October 29, 1998


of the Company. "Since announcing in early September that revenues and earnings would be lower than expected for the third and fourth quarters of 1998, the rate of growth in our managed care division, and particularly our field case management services, has slowed more than anticipated. Start-up costs associated with bringing certain customers online have been greater than expected, which further affected our net income for the quarter.

         "We are in the process of evaluating opportunities to reorganize our managed care division to improve efficiency, and we intend to take the necessary actions to strengthen the Company's long-term performance and improve shareholder value," Thomas continued. "In connection with this review, we expect to record a non-recurring charge of approximately $15 to $25 million in the fourth quarter. We have also revised our earnings forecast for the final quarter of 1998 and now expect to report between $0.15 and $0.18 per diluted share before the non-recurring charge. Furthermore, the Company is currently performing a thorough analysis of all its business lines, as part of its 1999 budget process, to reflect current market conditions and opportunities and determine the most efficient allocation of its resources that will maximize the long-term profitability of its operations. Following the completion of these activities in late November, Concentra plans to issue revised guidance for 1999.

         "In spite of the issues we have encountered recently, I am very excited about Concentra's future prospects," he added. "We have many opportunities to enhance the efficiency of our operations through greater investments in technology. These technological improvements, primarily affecting our first notice of loss reporting capabilities, along with our telephonic and field case management information systems, will help us seamlessly integrate the information systems of our various lines of business, improve the level of service and outcomes for our customers, and generate higher revenues and profits in the future."

         Concentra also announced that it has received several unsolicited expressions of interest regarding the possible acquisition of some or all of the Company's common stock. Accordingly, the Company has formed a special committee of the Board of Directors for the purpose of evaluating various strategic alternatives available to the Company, including remaining independent and pursuing its existing or a modified strategy. The special committee has engaged BT Alex. Brown to assist in this endeavor. The Company's comprehensive review of its business strategies and growth opportunities, as outlined above, will assist the special committee in its evaluation of strategic alternatives.




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CCMC Announces Third Quarter Results
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October 29, 1998

         Concentra Managed Care is the leading provider and comprehensive outsource solution for cost containment and fully integrated care management in the occupational, auto, and group healthcare markets. Concentra offers prospective and retrospective services to employers and insurers of all sizes, providing pre-employment testing, loss prevention services, first report of injury, injury care, specialist networks and specialized cost containment to the disability and automobile injury markets. The Company has 117 field case management offices, with approximately 1,400 field case managers who provide medical management and return to work services in 49 states, the District of Columbia, and Canada. The Company also has 86 service locations that provide specialized cost containment services including utilization management, telephonic case management, and retrospective bill review. Under the name Concentra Medical Centers, the Company operates the nation's largest network of occupational healthcare centers, currently managing the practices of 276 physicians located in 151 centers in 42 markets in 23 states.

         This press release contains certain forward-looking statements, which the Company is making in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risks and uncertainties, and that the company's actual results may differ materially from the results discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the potential adverse impact of governmental regulation on the company's operations, and interruption in its data processing capabilities, operational financing and strategic risks related to the company's growth strategy, possible fluctuations in quarterly and annual operations, and possible legal liability for adverse medical consequences, competitive pressures, adverse changes in market conditions for the company's services, and dependence on key management personnel. Additional factors include those described in the company's filings with the Securities and Exchange Commission.



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CCMC Announces Third Quarter Results
Page 4
October 29, 1998


                          CONCENTRA MANAGED CARE, INC.
                      Consolidated Statements of Operations
                                   (Unaudited)

                                          Three Months Ended                 Nine Months Ended
                                             September 30,                      September 30,
                                    -------------------------------     -------------------------------
                                        1998              1997              1998              1997
                                    -------------     -------------     -------------     -------------
REVENUES:                                               Restated                             Restated
Field case management               $  42,067,000     $  35,150,000     $ 128,265,000     $ 102,171,000
Specialized cost containment           45,687,000        40,094,000       137,190,000       101,895,000
                                    -------------     -------------     -------------     -------------
Managed care services                  87,754,000        75,244,000       265,455,000       204,066,000
Health services                        71,148,000        55,968,000       197,875,000       155,016,000
                                    -------------     -------------     -------------     -------------
     Total revenues                   158,902,000       131,212,000       463,330,000       359,082,000
                                    -------------     -------------     -------------     -------------
COST OF SERVICES:
Managed care services                  67,458,000        57,114,000       199,988,000       157,660,000
Health services                        52,469,000        40,009,000       148,707,000       114,225,000
                                    -------------     -------------     -------------     -------------
     Total cost of services           119,927,000        97,123,000       348,695,000       271,885,000
                                    -------------     -------------     -------------     -------------
Total gross profit                     38,975,000        34,089,000       114,635,000        87,197,000
General and administrative
   expenses                            11,883,000        10,311,000        33,876,000        29,324,000
Amortization of intangibles             2,063,000         1,576,000         6,138,000         3,976,000
Non-recurring charge                         --          38,625,000        12,600,000        38,625,000
                                    -------------     -------------     -------------     -------------
     Operating income (loss)           25,029,000       (16,423,000)       62,021,000        15,272,000
Interest expense                        4,653,000         3,702,000        13,123,000         8,894,000
Interest income                        (1,277,000)         (582,000)       (2,939,000)       (2,214,000)
Other, net                                208,000           226,000           581,000         1,035,000
                                    -------------     -------------     -------------     -------------
     Income (loss) before
       income taxes                    21,445,000       (19,769,000)       51,256,000         7,557,000
Provision for income taxes              9,000,000        (3,342,000)       23,803,000         6,159,000
                                    -------------     -------------     -------------     -------------
Net income (loss)                   $  12,445,000     $ (16,427,000)    $  27,453,000     $   1,398,000
                                    -------------     -------------     -------------     -------------
                                    -------------     -------------     -------------     -------------
Pro forma net loss (1)                                $ (17,548,000)                      $  (1,028,000)
                                                      -------------                       -------------
                                                      -------------                       -------------
Basic pro forma and actual
   earnings (loss) per share (1)    $        0.26     $       (0.41)    $        0.59     $       (0.02)
                                    -------------     -------------     -------------     -------------
                                    -------------     -------------     -------------     -------------
Weighted average common shares
   outstanding                         47,027,000        42,876,000        46,237,000        42,584,000
                                    -------------     -------------     -------------     -------------
                                    -------------     -------------     -------------     -------------


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CCMC Announces Third Quarter Results
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
Diluted pro forma and actual
   earnings (loss) per share (1)    $        0.26     $       (0.41)    $        0.58     $       (0.02)
                                    -------------     -------------     -------------     -------------
                                    -------------     -------------     -------------     -------------
Weighted average common shares
   and equivalents outstanding         47,896,000        42,876,000        47,828,000        42,584,000
                                    -------------     -------------     -------------     -------------
                                    -------------     -------------     -------------     -------------

(1) Net income and earnings per share for the three and nine months ended September 30, 1997, have been calculated as if Preferred Payment Systems, Inc. ("PPS") had been subject to federal and state income taxes for the entire period, based upon an effective tax rate indicative of the statutory rates in effect. Prior to its acquisition by the company during the first quarter of 1998, PPS elected to be taxed as an S Corporation and, accordingly, was not subject to federal and state income taxes in certain jurisdictions.


                          CONCENTRA MANAGED CARE, INC.
                           Consolidated Balance Sheets
                                   (Unaudited)

                                                            September 30,     December 31,
                                                                1998              1997
                                                            -------------     -------------
                                                                                Restated
                            ASSETS
CURRENT ASSETS:
   Cash and cash equivalents                                $ 106,066,000     $  12,576,000
   Marketable securities                                        1,966,000              --
   Accounts receivable, net                                   127,579,000       106,963,000
   Prepaid expenses, tax assets and other current assets       31,128,000        26,212,000
                                                            -------------     -------------
     Total current assets                                     266,739,000       145,751,000

PROPERTY AND EQUIPMENT, AT COST                               131,938,000       104,054,000

Less:  Accumulated depreciation and amortization              (48,742,000)      (38,351,000)
                                                            -------------     -------------
NET PROPERTY AND EQUIPMENT                                     83,196,000        65,703,000

GOODWILL AND OTHER INTANGIBLE ASSETS, NET                     279,944,000       262,592,000

MARKETABLE SECURITIES                                          12,530,000              --

OTHER ASSETS                                                   16,784,000         8,925,000
                                                            -------------     -------------
                                                            $ 659,193,000     $ 482,971,000
                                                            -------------     -------------
                                                            -------------     -------------
             LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Revolving credit facilities                              $        --       $  49,000,000
   Current portion of long-term debt                              129,000         7,497,000
   Accounts payable, accrued income tax and expenses           72,045,000        52,136,000
                                                            -------------     -------------
     Total current liabilities                                 72,174,000       108,633,000


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CCMC Announces Third Quarter Results
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October 29, 1998



LONG-TERM DEBT, NET OF CURRENT PORTION                        327,769,000       150,103,000

DEFERRED INCOME TAXES AND OTHER LIABILITIES                    16,069,000        17,794,000

STOCKHOLDERS' EQUITY:
   Common stock                                                   471,000           436,000
   Paid-in capital                                            269,058,000       257,022,000
   Retained deficit                                           (26,348,000)      (51,017,000)
                                                            -------------     -------------
     Total stockholders' equity                               243,181,000       206,441,000
                                                            -------------     -------------
                                                            $ 659,193,000     $ 482,971,000
                                                            -------------     -------------
                                                            -------------     -------------


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